UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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DuPont de Nemours, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 12, 2021

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

DUPONT DE NEMOURS, INC.

TO BE HELD ON APRIL 28, 2021

March 17, 2021

TO OUR STOCKHOLDERS:

On or about March 12, 2021, DuPont de Nemours, Inc. (the “Company”) made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including a proposal to approve an Amendment and Restatement of the Company’s Certificate of Incorporation as Agenda Item 4 (the “Charter Amendment Proposal”). The Charter Amendment Proposal relates to the ability of stockholders to call a special meeting of stockholders and, if approved, would reduce the voting threshold required to call a special meeting from 25% of the outstanding stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting to 15% of such outstanding stock. The purpose of this supplement is to advise you of the voting standard applicable to the Charter Amendment Proposal, including the effect of abstentions and broker non-votes on the Charter Amendment Proposal.

At the close of business on the record date, March 8, 2021, there were 534,525,262 shares of DuPont common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The Charter Amendment Proposal must receive FOR votes from a majority of the outstanding shares of the Company’s capital stock in order to be approved.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under New York Stock Exchange rules, your bank or broker may not vote on the Charter Amendment Proposal without instruction from you.

Abstentions and broker non-votes will each count as a vote AGAINST the Charter Amendment Proposal.

This supplement to the Proxy Statement is first being released to stockholders on or about March 17, 2021, and should be read together with the Proxy Statement. Other than the clarification of the impact of abstentions and broker non-votes on the Charter Amendment Proposal, no changes are otherwise being made to the Proxy Statement or the proxy card for the Annual Meeting, as filed with the Securities and Exchange Commission and previously delivered or otherwise made available to stockholders of record as of March 8, 2021. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

* * *

As described in the Proxy Statement, the Annual Meeting will be a virtual meeting and will be held on Wednesday, April 28, 2021 at 1:00 p.m. Eastern Daylight Time online at www.virtualshareholdermeeting.com/DD2021.

Your vote is important. Information regarding how to vote your shares is available in the Proxy Statement. The Board of Directors continues to recommend that you vote FOR the Charter Amendment Proposal. If you have not already voted, you are urged to vote by proxy as soon as possible over the Internet as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by following the instructions on your proxy card or other voting instruction form. If you have already voted, you do not need to take any action unless you wish to change your vote.

If you have already voted and would like to revoke your proxy or voting instructions at any time before their use at the Annual Meeting, you may do so by sending a written revocation, by submitting another proxy or voting form on a later date, or by voting virtually at the Annual Meeting. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold DuPont common stock.

Only stockholders of record at the close of business on March 8, 2021 or their proxy holders may vote at the Annual Meeting.

The Proxy Statement, along with these supplemental proxy materials and the Company’s Annual Report for the year ended December 31, 2020, are available at www.proxyvote.com.

Thank you for your continued support and your interest in DuPont de Nemours, Inc.

Peter W. Hennessey

VP, Associate General Counsel and Corporate Secretary

March 17, 2021